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                                                                Exhibit 10.4.1


                      SUPPLEMENTAL  AGREEMENT  TO  SENIOR
                     CONVERTIBLE  DISCOUNT  NOTE  AGREEMENT
                     --------------------------------------


                 This Supplemental Agreement to Senior Convertible Discount Note Agreement dated as of December 19, 1994 (this "Agreement") is made by Federated Department Stores, Inc., a Delaware corporation which is the surviving entity (the "Combined Company") following a merger of Federated Department Stores, Inc. ("Federated") into R. H. Macy & Co., Inc. ("Macy"), in favor of the Holders of the Notes (as such terms are defined in the Senior Convertible Discount Note Agreement dated as of February 5, 1992 as heretofore amended, waived or otherwise modified, the "Convertible Note Agreement") among Federated, the financial institutions named therein, Citibank, N.A., as Convertible Note Agent, and The Sumitomo Bank Limited, New York Branch, as Convertible Note Co-Agent).

PRELIMINARY  STATEMENTS:
- - -----------------------

         A.      In a merger (the "Merger") that satisfies the conditions of
Section 4.1 of the Convertible Note Agreement, Federated merged with and into Macy pursuant to and in the manner described in the Disclosure Statement of R.H. Macy & Co., Inc. and Certain of Its Subsidiaries dated, and filed with the United States Bankruptcy Court for the Southern District of New York on, August 31, 1994.

         B. Pursuant to the terms of the Merger, holders of the Common Stock of Federated received one share of common stock of the Combined Company for each share of Common Stock held immediately prior to the consummation of the Merger (the "Effective Time of Merger").

         C. Pursuant to Section 9.5 of the Convertible Note Agreement, the Combined Company is required to execute and deliver to Holders of the Notes this Supplemental Agreement, in a form satisfactory to the Majority Holders.

         D.      In consideration of the above premises and to comply with
Section 9.5 of the Convertible Note Agreement, the Combined Company hereby agrees as follows:

         Section 1. DEFINED TERMS. Each capitalized term used and not otherwise defined herein has the meaning assigned such term in the Convertible Note Agreement.

         Section 2. AMENDMENT TO CONVERTIBLE NOTE AGREEMENT. Simultaneously with the Effective Time of Merger, each reference to the "Company" in the Convertible Note Agreement will be deemed to refer to the "Combined Company".

         Section 3. GOVERNING LAW; SEVERABILITY. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles thereof relating to conflict of laws. Wherever possible, each provision of this Agreement will be
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interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 4. RATIFICATION. The Convertible Note Agreement as hereby supplemented is in all respects ratified and confirmed, and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.

         Section 5. SECTION TITLES. The Section titles contained in this Agreement are and will be without substantive meaning or content of any kind whatsoever and shall not effect the construction of this Agreement.

         Section 6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Combined Company and its successors and assigns.

                 IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the data first above written.

                      FEDERATED  DEPARTMENT  STORES,  INC.



                      By: /s/ Dennis J. Broderick
                         ------------------------------
                         Name:   Dennis J. Broderick
                         Titles: Senior Vice President,
                                 Secretary and General Counsel